Ex. 99.1
XPEL Reports Record Revenue of $109.9 million in Second Quarter 2024

San Antonio, TX – August 8, 2024 – XPEL, Inc. (Nasdaq: XPEL) (the "Company"), a global provider of protective films and coatings, announced consolidated results1 for the second quarter of 2024.

Second Quarter 2024 Overview:

•Revenue increased 7.5% to $109.9 million in the second quarter of 2024.

•Gross margin of 43.5% in the second quarter of 2024.

•Net income of $15.0 million, or $0.54 per basic and diluted share, versus net income of $15.7 million, or $0.57 per basic and diluted share in the second quarter of 2023.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) of $21.8 million, or 19.9% of revenue, compared to $22.4 million, or 21.9% of revenue in the second quarter of 2023. 2

First Six Months 2024 Overview:

•Revenue increased 6.4% to $200.0 million in the first six months of 2024.

•Gross margin of 42.9% in the first six months of 2024.

•Net income of $21.7 million, or $0.79 per basic and diluted share, versus net income of $27.2 million, or $0.98 per basic and diluted share in the first six months of 2023.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) of $33.5 million, or 16.8% of revenue, compared to $39.5 million, or 21.0% of revenue in the first six months of 2023.2

Ryan Pape, President and Chief Executive Officer of XPEL, commented, "We saw record revenue, record operating cash flow and solid gross margin performance in the second quarter. We are off to a great start in Q3 and we remain well positioned to capitalize on growth opportunities wherever they may exist."

Financial Highlights for the Second Quarter 2024:

Summary consolidated financial information for the three months ended June 30, 2024 and 2023 (unaudited, dollars in thousands):

	Three Months Ended June 30,				% Change
	2024	% of Total Revenue	2023	% of Total Revenue	2024 vs. 2023
Total revenue	$109,917	100.0%	$102,237	100.0%	7.5%
Gross margin	47,865	43.5%	43,994	43.0%	8.8%
Operating Expenses	28,679	26.1%	23,803	23.3%	20.5%
Operating income	19,186	17.5%	20,191	19.7%	(5.0)%
Net income	15,033	13.7%	15,741	15.4%	(4.5)%
EBITDA[2]	21,824	19.9%	22,428	21.9%	(2.7)%
Net cash provided by operating activities	$26,896	n/a	$26,680	n/a	n/a

Geographical Revenue Summary

	Three Months Ended June 30,		% Change	% of Total Revenue
	2024	2023	Inc (Dec)	2024	2023
United States	$64,902	$59,149	9.7%	59.0%	57.9%
China	4,401	8,103	(45.7)%	4.0%	7.9%
Canada	13,274	11,851	12.0%	12.1%	11.6%
Continental Europe	11,355	9,689	17.2%	10.3%	9.5%
United Kingdom	3,689	3,630	1.6%	3.4%	3.6%
Middle East/Africa	4,803	4,109	16.9%	4.4%	4.0%
Asia Pacific	4,334	3,314	30.8%	3.9%	3.2%
Latin America	3,159	2,119	49.1%	2.9%	2.1%
Other	—	273	(100.0)%	0.0%	0.2%
Total	$109,917	$102,237	7.5%	100.0%	100.0%

Overall Revenue
•Total revenue grew 7.5% compared to second quarter 2023 ("YoY") and 22.0% over the first quarter 2024 ("QoQ"). Excluding China, total revenue grew 12.1% YoY.
•US revenue grew 9.7% YoY and 24.8% QoQ.
•All other revenue (excluding US and China) grew 16.1% YoY and 11.0% QoQ.

Product and Service Revenue
•Total product revenue increased 2.8% YoY and 24.5% QoQ. This increase was due to growth in most geographical regions, offset by a decline in sales to our distributor in China. Excluding China, total product revenue increased 8.2% YoY.
•Total window film increased 8.4% YoY and 51.3% QoQ and represented 20.0% of total revenue. Excluding China, total window film revenue grew 18.6% YoY.
•Total service revenue increased 25.2% YoY and 14.9% QoQ. The increase was mainly due to increases in the Company's dealership services and OEM businesses.
•Total installation revenue (labor and product combined) grew 33.9% YoY and 16.5% QoQ and represented 21.1% of total revenue. This increase was due primarily to increased demand in XPEL's dealership services and OEM businesses.

•Adjusted product revenue (combining cutbank credits revenue and product revenue) increased 2.8% YoY and 24.1% QoQ. Excluding China, adjusted product revenue increased 7.8% YoY.

Other Financial Information
•Gross margin percentage was 43.5% and 43.0% in the second quarter, 2024 and 2023, respectively.
•Total operating expenses grew 20.5% YoY and essentially flat QoQ.
•Sales and marketing expenses grew 26.2% YoY and declined 1.1% QoQ and represented 9.4% of revenue.
•General and administrative expenses grew 17.5% YoY and 0.8% QoQ and represented 16.7% of revenue.
•Net income declined 4.5% YoY and increased 125.5% QoQ.
•EBITDA declined 2.7% YoY2 and increased 86.5% QoQ.
•Cash flows provided by operations increased $0.2 million YoY and $31.9 million QoQ to a record $26.9 million in the second quarter 2024.

2024 Outlook

•Annual revenue growth projection remains 8-10%.

Please see the information under "Forward-looking Statements" below regarding certain cautionary statements relating to our 2024 Outlook.

Conference Call Information

The Company will host a conference call and webcast today, August 8, 2024 at 11:00 a.m. Eastern Time to discuss the Company’s second quarter 2024 results.

To access the live webcast, please visit the XPEL, Inc. website at www.xpel.com/events-presentations.

To participate in the call by phone, dial 888-506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 871439.

A replay of the teleconference will be available until September 1, 2024 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 50361.

About XPEL, Inc.
XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

1 The results summarized above for 2024 are preliminary and unaudited. As the Company completes its quarter-end financial close processes and finalizes its financial statements for the second quarter of 2024, it is possible that the Company may identify items that require it to make adjustments to the preliminary information set forth above, and those adjustments could be material. Full second quarter 2024 financial information will be included in the filing of the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission which is anticipated on or prior to August 9, 2024.

2 See "Non-GAAP Financial Measure" and "Reconciliation of Non-GAAP Financial Measure" below.

Forward-looking Statements

This release includes forward-looking statements (within the meaning of Section 27A of the Securities act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended) regarding XPEL,

Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, execution of the company's growth strategy and outlook. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected," "expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations and assumptions of the management of XPEL. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, a prolonged or material contraction in automotive sales and production volumes, disruption in our supply chain, technology that could render our products obsolete, changes in the way vehicles are sold, our brand and reputation, cyber events and other legal and regulatory developments. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Report on Form 10-K. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measure

To aid in the understanding of XPEL's ongoing business performance, XPEL uses EBITDA, a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of XPEL's financial performance under GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly title measures. For a full reconciliation of EBITDA to comparable GAAP measure, refer to the reconciliation titled "Reconciliation of Non-GAAP Financial Measure."

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: xpel@imsinvestorrelations.com

XPEL, Inc.
Consolidated Statements of Income (Unaudited)
(In thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Product revenue	$83,200	$80,906	$150,052	$148,214
Service revenue	26,717	21,331	49,969	39,864
Total revenue	109,917	102,237	200,021	188,078

Cost of Sales
Cost of product sales	51,274	49,557	93,409	91,737
Cost of service	10,778	8,686	20,871	16,388
Total cost of sales	62,052	58,243	114,280	108,125
Gross Margin	47,865	43,994	85,741	79,953

Operating Expenses
Sales and marketing	10,280	8,147	20,671	14,824
General and administrative	18,399	15,656	36,655	30,010
Total operating expenses	28,679	23,803	57,326	44,834

Operating Income	19,186	20,191	28,415	35,119

Interest expense	392	338	865	860
Foreign currency exchange loss	275	32	548	21

Income before income taxes	18,519	19,821	27,002	34,238
Income tax expense	3,486	4,080	5,303	7,064
Net income	$15,033	$15,741	$21,699	$27,174

Earnings per share
Basic	$0.54	$0.57	$0.79	$0.98
Diluted	$0.54	$0.57	$0.79	$0.98
Weighted Average Number of Common Shares
Basic	27,635	27,619	27,633	27,617
Diluted	27,637	27,631	27,637	27,629

XPEL, Inc.
Consolidated Balance Sheets
(In thousands except share and per share data)

	(Unaudited)	(Audited)
	June 30, 2024	December 31, 2023
Assets
Current
Cash and cash equivalents	$14,984	$11,609
Accounts receivable, net	29,466	24,111
Inventory, net	97,591	106,509
Prepaid expenses and other current assets	4,641	3,529
Income tax receivable	1,224	696
Total current assets	147,906	146,454
Property and equipment, net	17,998	16,980
Right-of-use lease assets	18,464	15,459
Intangible assets, net	33,241	34,905
Other non-current assets	1,127	782
Goodwill	43,094	37,461
Total assets	$261,830	$252,041
Liabilities
Current
Current portion of notes payable	$64	$62
Current portion lease liabilities	4,723	3,966
Accounts payable and accrued liabilities	26,244	32,444
Total current liabilities	31,031	36,472
Deferred tax liability, net	1,742	2,658
Other long-term liabilities	515	890
Borrowings on line of credit	11,000	19,000
Non-current portion of lease liabilities	15,359	12,715
Non-current portion of notes payable	272	317
Total liabilities	59,919	72,052
Commitments and Contingencies (Note 11)
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,638,219 and 27,630,025 issued and outstanding, respectively	28	28
Additional paid-in-capital	13,926	12,546
Accumulated other comprehensive loss	(2,366)	(1,209)
Retained earnings	190,323	168,624
Total stockholders’ equity	201,911	179,989
Total liabilities and stockholders’ equity	$261,830	$252,041

XPEL, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities
Net income	$15,033	$15,741	$21,699	$27,174
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	1,471	1,058	2,804	2,030
Amortization of intangible assets	1,442	1,211	2,852	2,372
Gain on sale of property and equipment	(10)	(1)	(28)	(10)
Stock compensation	837	355	1,467	657
Provision for credit losses	100	82	189	156
Deferred income tax	(705)	(479)	(862)	(594)

Changes in assets and liabilities:
Accounts receivable, net	(991)	(2,415)	(5,754)	(9,021)
Inventory, net	12,644	2,304	8,766	(1,583)
Prepaid expenses and other current assets	1,016	1,537	(1,309)	(975)
Income taxes receivable and payable	(1,491)	(2,496)	(587)	(136)
Accounts payable and accrued liabilities	(2,450)	9,783	(7,299)	7,303
Net cash provided by operating activities	26,896	26,680	21,938	27,373
Cash flows used in investing activities
Purchase of property, plant and equipment	(1,811)	(1,251)	(3,828)	(3,306)
Proceeds from sale of property and equipment	—	12	—	24
Acquisition of a businesses, net of cash acquired	(5,171)	(4,457)	(5,928)	(4,457)
Development of intangible assets	(501)	(196)	(841)	(517)
Net cash used in investing activities	(7,483)	(5,892)	(10,597)	(8,256)
Cash flows from financing activities
Net payments on revolving line of credit	(13,000)	(15,000)	(8,000)	(13,000)
RSUs withheld in lieu of payroll taxes	(87)	(29)	(87)	(28)
Repayments of notes payable - acquisitions	(16)	—	(31)	(77)
Net cash used by financing activities	(13,103)	(15,029)	(8,118)	(13,105)
Net change in cash and cash equivalents	6,310	5,759	3,223	6,012
Foreign exchange impact on cash and cash equivalents	60	210	152	230
Increase in cash and cash equivalents during the period	6,370	5,969	3,375	6,242
Cash and cash equivalents at beginning of period	8,614	8,329	11,609	8,056
Cash and cash equivalents at end of period	$14,984	$14,298	$14,984	$14,298

Supplemental schedule of non-cash activities
Non-cash lease financing	$4,086	$573	$5,038	$1,810
Issuance of common stock for vested restricted stock units	405	134	462	134
Supplemental cash flow information
Cash paid for income taxes	$5,646	$7,062	$6,798	$7,810
Cash paid for interest	$414	$372	$844	$889

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

EBITDA Reconciliation (in thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Income	$15,033	$15,741	$21,699	$27,174
Interest	392	338	865	860
Taxes	3,486	4,080	5,303	7,064
Depreciation	1,471	1,058	2,804	2,030
Amortization	1,442	1,211	2,852	2,372
EBITDA	$21,824	$22,428	$33,523	$39,500